Exhibit 10.119
INTERCREDITOR AGREEMENT
This Intercreditor Agreement (this “Agreement”), dated as of December 23, 2008 is made by and among Russ Berrie and Company, Inc., a New Jersey corporation (the “Junior Lender”), Wells Fargo Bank, National Association (with its participants, successors and assigns, the “Senior Lender”), acting through its Wells Fargo Business Credit operating division, and The Russ Companies, Inc., a Delaware corporation (“Company”).
Company now is or hereafter may be indebted to Senior Lender on account of loans or other extensions of credit or financial accommodations from Senior Lender to or for the benefit of Company and/or certain of its affiliates and has secured its indebtedness by granting a lien on its personal property in favor of Senior Lender.
Company now is or hereafter may also be indebted to Junior Lender on account of loans or other extensions of credit or financial accommodations from Junior Lender to Company and has secured its indebtedness by granting a lien on its personal property in favor of Junior Lender.
As a condition to extending credit to Company, Senior Lender has required the execution and delivery of this Agreement by Junior Lender.
ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Senior Lender from time to time to extend credit to Company, Junior Lender, Senior Lender and Company hereby agree as follows:
1. Definitions. As used herein, the following terms shall have the meanings set forth below:
“Bankruptcy Code” is defined in Section 6(c).
“Collateral” means all present and future property and assets of Company wherever located and however described, together, in each case, with all proceeds thereof pledged to the Senior Lender to secure the Senior Indebtedness and/or to the Junior Lender to secure the Junior Indebtedness.
“Control Agent” has the meaning given thereto in Section 14 hereof.
“Control Collateral” means any (a) Collateral which is a Certificated Security, an Instrument, Investment Property, a Deposit Account (each as defined in the UCC), or cash, (b) any rights to receive payments under any insurance policy that constitutes Collateral and with respect to which the Senior Lender (or its agent) is named as loss payee, (c) any other Collateral as to which a Lien may be perfected by possession or control by the secured party or its agent, and (d) any other Collateral with respect to which a secured party must be listed on a certificate of title in order to perfect the Lien thereon.

“Distribution” means, with respect to any indebtedness, obligation or security (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security, or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property.
“Enforcement Action” means, with respect to the Senior Indebtedness, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Collateral or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Senior Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of the Senior Lender as a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
“Junior Indebtedness” means any and all advances, debts, obligations and liabilities of Company to Junior Lender pursuant to the Note including without limitation all principal and interest, fees, expenses, reimbursement obligations and other amounts payable thereunder.
“Junior Loan Documents” means collectively, the Note and all security agreements and guaranty agreements related thereto.
“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, firm, corporation, limited liability company or other entity, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
“Maximum Senior Lien Financing Amount” means as of any date of determination, such amount not to exceed $30,000,000.00 in aggregate amount at any one time outstanding under the Senior Loan Documents minus permanent reductions in revolving loan commitments from time to time in accordance with the Senior Credit Agreement as in effect as of the date hereof.
“Note” means that certain Secured Promissory Note made by the Company in favor of Junior Lender in the original principal amount of $19,000,000.
“Notice of Intent” means a written notice from or on behalf of Junior Lender to Senior Lender stating that an Event of Default under Section III B of the Note resulting from Company’s breach of Section VIII (Restricted Payments) of the Note, breach of Section IX (Limitation on Transactions with Affiliates) of the Note or Section X (Limitations on Compensation) of the Note, has occurred and is continuing and any applicable cure, notice and grace periods have expired.

“Payment in Full” or “Paid in Full” means that (a) the Senior Indebtedness (other than contingent indemnification obligations not yet due and payable) has been paid and satisfied in full in cash, and (b) any commitment or agreement of Senior Lender to extend any financial accommodations to Company under the Senior Loan Documents has been terminated.
“Reorganization Subordination Securities” shall mean any debt or equity securities of Company or any other Person that are distributed to Junior Lender in respect of the Junior Indebtedness that, in the case of debt securities, are subordinate and junior in right as to liens and payment to the Senior Indebtedness (or subordinated and junior in right of liens and payment to any debt or equity securities issued in substitution of all or any portion of the Senior Indebtedness) to at least the same extent as the Junior Indebtedness is subordinated to the Senior Indebtedness under this Agreement.
“Senior Credit Agreement” means that certain Credit and Security Agreement of even date herewith between Company and Senior Lender, as the same may be modified, amended, supplemented or restated from time to time.
“Senior Default” means the occurrence and continuance of any Event of Default under the Senior Credit Agreement.
“Senior Guaranty Agreement” means that certain Guaranty of even date herewith by Company in favor of Senior Lender, as the same may be modified, amended, supplemented or restated from time to time.
“Senior Indebtedness” means any and all advances, debts, obligations and liabilities of Company to Senior Lender, pursuant to the Senior Credit Agreement and the other Senior Loan Documents including without limitation all principal and interest, fees, expenses, reimbursement obligations and other amounts payable thereunder now or hereafter made, incurred or created, provided, however, that the amount of the Senior Indebtedness for purposes of this Agreement shall be limited to no more than the Maximum Senior Lien Financing Amount and no advances, debts, obligations and liabilities of Company to Senior Lender with respect to a borrowing or other extension of credit made after December 21, 2012 shall constitute Senior Indebtedness without the prior written consent of the Junior Creditor unless an Enforcement Action has commenced in which case, Senior Lender’s reasonable out of pocket costs and expenses in connection with such Enforcement Action shall be Senior Indebtedness.
“Senior Loan Documents” means the “Loan Documents”, as such term is defined in the Senior Guaranty Agreement.
“Senior Security Agreement” means that certain Collateral Pledge Agreement of even date herewith by Company in favor of Senior Lender, as the same may be modified, amended, supplemented or restated from time to time.

“Standstill Period” means the period beginning when a Notice of Intent is given and ending on the first Business Day that is at least 180 days after receipt by Senior Lender of a Notice of Intent, provided however, that upon the commencement of an Enforcement Action, the Standstill Period shall be extended until the Senior Indebtedness has been Paid in Full.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
2. Subordination.
(a) The payment of all of the Junior Indebtedness is hereby expressly subordinated and deferred to the extent and in the manner hereinafter set forth, until Payment in Full of the Senior Indebtedness; and Junior Lender hereby agrees that (regardless of any priority otherwise available to Junior Lender by law or by agreement) any Lien which Junior Lender may now hold or may at any time hereafter acquire in any or all of the Collateral is, shall be and shall remain fully subordinate for all purposes to any Lien that Senior Lender may now or hereafter hold in the Collateral. The Junior Indebtedness and any Lien securing the Junior Indebtedness shall continue to be subordinated to the Senior Indebtedness even if the Senior Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the Bankruptcy Code or other applicable law.
(b) Notwithstanding anything herein to the contrary, the Company shall be permitted to make and the Junior Lender shall be permitted to receive and retain annual payments provided they Company complies with the following conditions;
(i) The payments are made in and applied in accordance with the terms of the Junior Loan Documents;
(ii) In computing the amount of such payment, it shall be the excess of the Availability, as such term is defined in the Senior Loan Documents, less the sum of the following, all as of April 30 of each year:
(a) $10,000,000;
(b) all outstanding checks;
(c) all accounts payable outstanding more than 60 days from invoice date; and
(d) expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital;
(iii) There shall not have occurred prior to or as a result of making such payment, an Event of Default under the Senior Loan Documents; and
(iv) At least ten (10) business days prior to the making of such payment the Senior Lender shall have received the Company’s audited financial statements for the prior fiscal year end.

3. Distributions.
(a) Junior Lender shall not, without Senior Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) or Distribution (other than Reorganization Subordination Securities) in respect of the Junior Indebtedness or exercise any right of or permit any setoff in respect of the Junior Indebtedness until the Action Date (as defined in Section 4(a)).
(b) Senior Lender shall not, without Junior Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) or Distribution in respect of indebtedness that is not Senior Indebtedness or exercise any right of or permit any setoff in respect of indebtedness that is not Senior Indebtedness until the Junior Indebtedness has been paid and satisfied full in cash.
(c) If Junior Lender receives any Distribution in violation of this Agreement, Junior Lender will hold the amount so received in trust for Senior Lender and will forthwith turn over such Distribution to Senior Lender in the form received (except for the endorsement of Junior Lender where necessary) for application to the Senior Indebtedness (whether or not due), in such order of application as Senior Lender may deem appropriate. If Junior Lender fails to make any endorsement required under this Agreement, Senior Lender, or any of its officers or employees or agents on behalf of Senior Lender, is hereby irrevocably appointed (which appointment is coupled with an interest) as the attorney-in-fact for Junior Lender (with the right but not the duty) to make such endorsement in Junior Lender’s name.
(d) If Senior Lender receives any Distribution in violation of this Agreement, Senior Lender will hold the amount so received in trust for Junior Lender and will forthwith turn over such Distribution to Junior Lender in the form received (except for the endorsement of Senior Lender where necessary) for application to the Junior Indebtedness (whether or not due), in such order of application as Junior Lender may deem appropriate. If Senior Lender fails to make any endorsement required under this Agreement, Junior Lender, or any of its officers or employees or agents on behalf of Junior Lender, is hereby irrevocably appointed (which appointment is coupled with an interest) as the attorney in fact for Senior Lender (with the right but not the duty) to make such endorsement in Senior Lender’s name.
(e) If all Senior Indebtedness has been Paid In Full, Junior Lender shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and Distributions applicable to the Senior Indebtedness until all Junior Indebtedness has been paid and satisfied in full in cash. For purposes of such subrogation, no payments or distribution to Senior Lender as the holder of Senior Indebtedness of any cash, property or securities or other Distribution to which Junior Lender would be entitled to except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to Senior Lender as the holder of Senior Indebtedness by Junior Lender, shall, as among Company, its creditors other than Senior Lender as the holder of Senior Indebtedness and Junior Lender, be deemed to be a payment or Distribution by Company to or on account of the Senior Indebtedness. If any payment or Distribution to which Junior Lender would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of this Agreement, to the payment of all amounts payable under the Senior Indebtedness, then and in such case Junior Lender shall be entitled to receive from Senior Lender any payments or Distributions received by Senior Lender in excess of the amount sufficient for the Senior Indebtedness to be Paid In Full.

4. No Action.
(a) Unless and until the earliest of (i) the date upon which the Senior Indebtedness shall have been Paid in Full, (ii) December 31, 2012 and (iii) if a Standstill Period shall have commenced, the termination or expiration of such Standstill Period (such earliest date, the “Action Date”), Junior Lender will not commence any action or proceeding against Company to recover all or any part of the Junior Indebtedness, will not commence any action or proceeding with respect to the Collateral, will not join with any creditor in bringing any proceeding against Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, will not take possession of, sell or dispose of, or otherwise deal with, the Collateral, and will not exercise or enforce any other right or remedy which may be available to Junior Lender with respect to the Collateral. Notwithstanding the foregoing in this Section 4(a), in the event that Senior Lender shall have accelerated the maturity of part or all of the Senior Indebtedness, the Junior Lender shall be permitted to accelerate the maturity of the Junior Debt (provided that Junior Lender shall simultaneously give notice of such acceleration to Senior Lender); provided, however, that the Junior Lender may not take any other action described above in this Section 4(a) until the Action Date.
(b) Without limiting the generality of the foregoing, if a Senior Default has occurred and is continuing and Company or Senior Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, Junior Lender shall, upon Senior Lender’s written request, either (i) purchase for cash the Senior Indebtedness for the full amount thereof or (ii) execute and deliver such instruments as may reasonably be necessary to terminate and release any Lien Junior Lender has in the Collateral to be sold or otherwise disposed of, so long as the proceeds of any such sale shall be applied by Senior Lender to repay and permanently reduce commitments of the Senior Indebtedness and, to the extent such proceeds exceed the amount necessary for the Senior Indebtedness to be Paid In Full, are promptly paid over to Junior Lender for application to the payment of Junior Indebtedness. If Junior Lender fails, within ten (10) days after receipt of such request, to purchase for cash the Senior Indebtedness for the full amount thereof or to execute and deliver such instruments as may be reasonably necessary to terminate and release any Lien Junior Lender has in the Collateral to be sold or otherwise disposed of, Junior Lender shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Senior Lender or its agents to file partial releases and any other amendments to any financing statements naming Junior Lender as secured party with respect to such Collateral so long as the proceeds of any such sale shall be applied by Senior Lender to repay and permanently reduce commitments of the Senior Indebtedness and, to the extent such proceeds exceed the amount necessary for the Senior Indebtedness to be Paid In Full, are promptly paid over to Junior Lender for application to the payment of Junior Indebtedness.

5. No Representations or Warranties. Except as set forth in Section 14, Senior Lender (a) makes no representation or warranty concerning the Collateral or the validity, perfection or priority of any Lien therein, and (b) shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any of the Collateral. Except as set forth in Section 14, in no event shall Senior Lender be deemed Junior Lender’s agent with respect to the Collateral.
6. Waiver and Consent; Bankruptcy.
(a) Senior Lender shall have no obligation to Junior Lender with respect to the Collateral except as set forth in Section 14 or the Senior Indebtedness. Senior Lender may (i) exercise collection rights, (ii) take possession of, sell or dispose of, and otherwise deal with, all or any portion of the Collateral, (iii) in Senior Lender’s name or in Company’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the Senior Indebtedness (including collateral obligations) of any account Company or other obligor of Company; (iv) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (v) exercise and enforce any right or remedy available to Senior Lender with respect to Company and/or the Collateral, whether available before or after the occurrence of any Senior Default; all without consent of Junior Lender and without notice to Junior Lender except any notice as specifically required by law. To the extent it is legally permitted to do so, Senior Lender shall apply the proceeds of the Collateral against the Senior Indebtedness in any order of application it deems appropriate, and to the extent there is any excess remaining after such application, then promptly to Junior Lender for payment of the Junior Indebtedness, or to any other party legally entitled to such proceeds. Junior Lender hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.
(b) In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of Company, dissolution, liquidation or any other marshalling of the assets or liabilities of Company, Junior Lender will hold in trust for Senior Lender and promptly pay over to Senior Lender in the form received (except for the endorsement of Junior Lender where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets (other than Reorganized Subordination Securities) received in any such proceedings on account of the Junior Indebtedness, unless and until the Senior Indebtedness has been Paid in Full. If Junior Lender shall fail to take any such action, Senior Lender, as attorney-in-fact for Junior Lender, may take such action on Junior Lender’s behalf. Junior Lender will execute and deliver to Senior Lender such other and further powers-of-attorney or instruments as Senior Lender may request in order to accomplish the foregoing.

(c) If Company or Company’s estate become the subject of proceedings under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, (the “Bankruptcy Code”), and if Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to Company and the aggregate amount of such financing and the Senior Indebtedness does not exceed the Maximum Senior Lien Financing Amount, Junior Lender shall not object to the same or assert that its interests are not being adequately protected and agrees that adequate notice of such financing to Junior Lender shall have been provided if Junior Lender receives written notice in accordance with the Bankruptcy Code. The Junior Lender shall not (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of any of the Senior Loan Documents or the liens and security interests granted to Senior Lender with respect to the Senior Indebtedness, (B) the rights and duties of Senior Lender established in the Senior Loan Documents, or (C) the validity or enforceability of this Agreement; (ii) seek, or acquiesce in any request, to dismiss any insolvency or other proceeding or to convert an insolvency or other proceeding under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code; (iii) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for the Company; (iv) propose, vote in favor of or otherwise approve a plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides that the Senior Indebtedness is Paid in Full or unless Senior Lender has approved of the treatment of its claims with respect to the Senior Indebtedness under such plan; (v) object to the treatment under a plan of reorganization or arrangement of the claims with respect to the Senior Indebtedness; (vi) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any insolvency or other proceeding in respect of any portion of the Collateral, provided, however, that the Junior Creditor shall be permitted to join in any motion or proceeding filed or commenced by the Senior Creditor to seek relief from the automatic stay, provided that, notwithstanding the granting of such relief from the stay as to the Junior Creditor, the Junior Creditor shall be bound by all of the provisions of this Agreement and shall be prevented from exercising any rights or remedies with respect to the Collateral, to the extent otherwise provided in this Agreement, until such time as the Senior Indebtedness has been paid in full; or (vii) directly or indirectly oppose any relief requested or supported by Senior Lender, including any sale or other disposition of property free and clear of the liens and security interests of Junior Lender under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law. Junior Lender waives any claim it may now or hereafter have arising out of Senior Lender’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or a Lien under Section 364 of the Bankruptcy Code by Company, as debtor-in-possession. To the extent that Senior Lender receives payments on or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Lender. Notwithstanding anything in this Subsection 6(c) to the contrary, as to any matters not provided for in this Subsection 6(c) arising in any proceeding instituted under Chapter 11 of the Bankruptcy Code by or against the Company, the Junior Lender shall be permitted to vote its claim.

7. Restrictive Lender; Transfer of Junior Indebtedness; No Amendments.
(a) Junior Lender shall cause each Junior Loan Document that now or hereafter evidences all or a portion of the Junior Indebtedness to be conspicuously marked as follows:
“This [agreement] [instrument] is subject to the terms of an Intercreditor Agreement (the “Intercreditor Agreement”) dated as of December 23, 2008 between Russ Berrie and Company, Inc. (“Junior Lender”) and Wells Fargo Bank, National Association (“Senior Lender”), acting through its Wells Fargo Business Credit operating division, which Intercreditor Agreement is incorporated herein by reference. Notwithstanding any statement to the contrary in this [agreement] [instrument], (i) no payment on account of principal, interest, fees or other amounts shall become due or be paid except in accordance with the terms of the Intercreditor Agreement, and (ii) any security interest, lien, pledge or encumbrance granted to Junior Lender shall be subordinate to the security interest, lien, pledge or encumbrance granted to Senior Lender and shall be enforceable only in accordance with the terms of the Intercreditor Agreement.”
(b) Junior Lender is the lawful holder of the Junior Indebtedness and has not transferred any interest therein to any other person or entity. Without the prior written consent of Senior Lender, (which shall not be unreasonably withheld or delayed), Junior Lender will not assign, transfer or pledge to any other person any of the Junior Indebtedness other than an affiliate of Junior Lender that assumes Junior Lender’s obligations under this agreement.
(c) Junior Lender agrees that none of the Junior Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Junior Indebtedness may be amended, restated, supplemented or otherwise modified without the prior written consent of Senior Lender (which shall not be unreasonably withheld or delayed).

8. Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and Senior Lender may, without notice to or consent by Junior Lender, modify any term of Senior Indebtedness in reliance upon this Agreement, subject to the proviso and further proviso to Section 8(a) . Without limiting the generality of the foregoing, Senior Lender may, at any time and from time to time, without the consent of or notice to Junior Lender and without incurring responsibility to Junior Lender or impairing or releasing any of Senior Lender’s rights or any of Junior Lender’s obligations hereunder:
(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner, provided such extension or renewal of the Maturity Date, as such term is defined in the Senior Loan Documents, is no later than December 31, 2012 and provided, further in no event shall the aggregate amount outstanding at any time under the Senior Loan Documents exceed the Maximum Senior Lien Financing Amount;
(b) sell, exchange, release or otherwise deal with any property at any time securing payment of Senior Indebtedness or any part thereof;
(c) release anyone liable in any manner for the payment or collection of Senior Indebtedness or any part thereof;
(d) exercise or refrain from exercising any right against Company or any other person (including Junior Lender); and
(e) apply any sums received by Senior Lender, by whomsoever paid and however realized, to Senior Indebtedness in such manner as Senior Lender shall deem appropriate.
9. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of Junior Lender and Company hereunder shall continue to be fully operative, until all of the Senior Indebtedness shall have been Paid in Full. If at any time any payment made or value received with respect to any Senior Indebtedness is rescinded or must otherwise be returned by Senior Lender upon the insolvency, bankruptcy or reorganization of Company or otherwise, all as though such payment had not been made or value received, then to the extent necessary to repay in full, in cash, the Senior Indebtedness, Junior Lender will, following receipt of written notice from Senior Lender, deliver to Senior Lender any amounts previously received and then held by Junior Lender on account of, or in any way relating to, the Collateral (a) which Junior Lender would not have been entitled to accept and retain had this Agreement been in effect at the time such payments were received by Junior Lender and (b) to the extent any such payments received by Junior Lender are not otherwise rescinded or must not otherwise be returned by Junior Lender upon the insolvency, bankruptcy or reorganization of Company or otherwise. Further, to the extent previously terminated, the Lien in the Collateral created by the Senior Loan Documents, in favor of Senior Lender, and the rights of Senior Lender under this Agreement shall be reinstated.
10. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Senior Lender to make any future loans or other extensions of credit or financial accommodations to Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:
If to Wells Fargo:
Wells Fargo Bank, National Association
300 Commercial Street
Boston, Massachusetts 02109
Telecopier: (617) 263-6328
Attention: Relationship Manager for Russ Gift Group, Inc.
If to Junior Lender:
Russ Berrie and Company, Inc.
111 Bauer Drive
Oakland, New Jersey 07436
Attention: Marc S. Goldfarb, SVP and General Counsel
Telecopier: (201) 405-7377
or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.
12. Conflict in Agreements. If the subordination provisions of any instrument evidencing Junior Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Senior Lender and Junior Lender.
13. No Waiver. No waiver shall be deemed to be made by Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Senior Lender or the obligations of Junior Lender to Senior Lender in any other respect at any time.

14. Limited Agency of Senior Lender for Perfection and Control.
(a) The Junior Lender hereby appoints Senior Lender as its collateral agent (in such capacity, together with any successor in such capacity appointed by the Senior Lender and the Junior Lender, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the Senior Lender and the Junior Lenders with respect to the Control Collateral for purposes of the perfecting of the liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Senior Lender and the Junior Lender and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 14. The Control Agent, the Senior Lender, and the Junior Lender, hereby agree that, until the Senior Indebtedness has been Paid in Full, the Senior Lender shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral and the Junior Lender will not hinder, delay or interfere with the exercise of such rights by the Senior Lender in any respect. The Company hereby agrees to pay, reimburse, indemnify and hold harmless the Control Agent, for any losses or claims based on actions taken in its capacity as Control Agent, to the same extent and on the same terms that it is required to do so for the Senior Lender in accordance with the Senior Loan Documents. Except as set forth in the next sentence, the Control Agent shall have no obligation whatsoever to Junior Lenders including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by Company, any guarantor or one of their respective subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 14. In acting on behalf of the Junior Lender, the duties or responsibilities of the Control Agent under this Section 14 shall be limited solely (A) to physically holding the Control Collateral delivered to the Control Agent by Company, or any subsidiary of such Person as agent for the Junior Lender for purposes of perfecting the lien held by the Junior Lenders and (B) delivering such collateral, and assigning its interests in the Landlord Waivers (to the extent permitted under such waivers), as set forth in Section 14(d).
(b) The Senior Lender hereby acknowledges that the Control Agent will obtain “control” under the UCC over each Deposit Account (as defined in the UCC) as contemplated by the Senior Loan Documents and the Junior Loan Documents for the benefit of both itself and the Junior Lender pursuant to the control agreements relating to each respective Deposit Account. The Senior Lender hereby also acknowledges and agrees that any landlord lien waivers and bailee’s letters obtained by the Control Agent as contemplated by the Senior Loan Documents (collectively, “Waiver Letters”) shall also be for the benefit of the Junior Lender. The Junior Lender acknowledges that the Senior Lender is acting in a similar capacity for the benefit of the Senior Lender under the Senior Loan Documents.
(c) The Senior Lender and the Control Agent shall not have by reason of the Senior Loan Documents or this Agreement or any other document a fiduciary relationship in respect of any Junior Lender.
(d) Upon the Payment in Full of the Senior Indebtedness, the Control Agent shall promptly, (i) deliver to the Junior Lender the Control Collateral together with any necessary endorsements, (ii) assign all of its rights under the Waiver Letters to the Junior Lender and (iii) take all actions and deliver all documents and instruments as may be reasonably requested by the Junior Lender to effect the foregoing; provided, that if a court of competent jurisdiction otherwise directs, the Control Agent shall comply with such direction in lieu of the foregoing requirements.

15. Binding Effect; Miscellaneous. This Agreement shall be binding upon and inure to the benefit of Junior Lender, Senior Lender, and their respective participants, successors and assigns, but neither Company nor any other party shall be entitled to rely on or enforce this Agreement. Junior Lender and Senior Lender each warrant to the other that any purchaser or transferee of, or successor to, any Lien of the undersigned in any or all of the Collateral will be given written notice of the subordination effected hereby, before such purchase, transfer or succession, and that any such purchaser, transferee or successor will be in all respects subject to and bound by this Agreement. This Agreement cannot be waived or changed or ended, except by a writing signed by the party to be bound thereby. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Junior Lender waives notice of Senior Lender’s acceptance hereof;
16. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by either of them in connection with this Agreement may be venued in either the state or federal courts located in New York County, New York. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

RUSS BERRIE AND COMPANY, INC.
By:	/s/ Marc Goldfarb
	Name:	Marc Goldfarb
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Patricia A. Petrin
	Name:	Patricia A. Petrin
	Title:	Vice President

Acknowledgment and Agreement by Company
The undersigned, being the Company referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Senior Lender that it shall make no payment on the Junior Indebtedness that Junior Lender would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Loan Documents, and (v) agrees to mark its books conspicuously to evidence the subordination of the Junior Indebtedness effected hereby and (vi) agrees to give The Junior Lender prompt written notice of the acceleration of the maturity of all or a part of the Senior Indebtedness.

THE RUSS COMPANIES, INC.
By:	/s/ Richard Snow
	Name:	Richard Snow
	Title:	President